AMENDMENT OF DISTRIBUTION AGREEMENT AND
ASSUMPTION OF DUTIES AND RESPONSIBILITIES
BY PFSI

	December 1, 2005
PFS Distributors, Inc.
PFS Investments Inc.
3100 Breckenridge Blvd., Bldg. 200
Duluth, GA 30199-0062

Dear Sirs:
Reference is made to that certain distribution agreement
(the Agreement), dated as of June 5, 2000, between Smith
Barney Investment Series (the "Investment Company"),with
respect to one or more separate series listed on Exhibit
A (each a Fund) and PFS Distributors, Inc. (PFSD).  This
letter agreement (the Amendment) incorporates all of the conditions, responsibilities, representations and other terms of the Agreement, except as amended or modified in
this Amendment.
WHEREAS, PFS Investments Inc. (PFSI) and PFSD intend to
effect a transaction pursuant to which PFSD will merge
with and into PFSI (the Merger);
WHEREAS, effective as of the Merger, PFSI, as the successor
of the Merger, is expected to perform all of the responsibilities, obligations, duties and liabilities of PFSD under that Agreement, as amended or supplemented
by this Amendment, effective December 1, 2005, and
WHEREAS, PFSD, or its successor, PFSI, wishes to serve as principal underwriter and distributor for each Fund under the terms of the Agreement, as modified and amended by this
Amendment;
THEREFORE, the Investment Company, on behalf of each Fund,
PFSD and PFSI agree that (i) as of the date hereof, PFSD
shall discharge, perform and be liable for such
obligations and responsibilities of PFSD under the Agreement, as amended by this Amendment and (ii) in the event that
the Merger is consummated, from and after the effective time of the Merger, PFSI shall discharge, perform and be liable
for such obligations and responsibilities of PFSD under the Agreement, as amended by this Amendment.
Except as expressly amended hereby, the provisions of the Agreement (after giving effect to the foregoing substitution of parties) will remain  in full force and effect between
PFSI and the Investment Company.  Capitalized terms not
defined in this Amendment shall have the meanings given to
them in the Agreement.
We acknowledge that Legg Mason Inc. (Legg Mason) and Citigroup Inc. (Citigroup) have entered into that certain Global Distribution Agreement (the Global Distribution Agreement), dated as of June 23, 2005, which provides, for a period of three years from December 1, 2005, for the distribution by Citigroup distributors of Citigroup investment products and Legg Mason investment products within the United States and internationally and for Citigroup's access to certain Legg Mason investment products pursuant to the terms of the Global Distribution Agreement.
1.	Services as a Non-Exclusive Principal Underwriter
and Distributor Notwithstanding anything to the contrary contained in the Agreement:
1.1	You shall be, for the period of the Agreement as
amended by this Amendment, a non-exclusive principal
underwriter and distributor of each Fund.
1.2	You may perform any services for any entity,
including investment companies that are not advised or administered by Citigroup or its subsidiaries.
1.3	You shall retain all rights to the information
of your customers, including, but not limited to, the names, addresses, telephone numbers and social security numbers of applicants for, purchasers of, and other customers of each
Fund as well as other identity and private information in respect of your customers, employees, registered representatives and agents (Confidential Information);
provided, however, that Confidential Information shall
not include any customer information that: (x) was
previously known by us from a source other than you without obligations of confidence; (y) was or is rightfully received by us from a third party without obligations
of confidence to you or from publicly available sources
without obligations of confidence to you; or (z) was or
is developed by means independent of information
obtained from you.
2.	Termination
In addition to the termination rights already contained
in the Agreement, (i) at any time prior to the second anniversary hereof, at your option you may terminate the Agreement at any time in order for you to enter
into a mutually satisfactory mutual fund dealer agreement
with the principal underwriter that is an affiliate of
Legg Mason for the Investment Company (a Dealer Agreement)
and (ii) at any time following the second anniversary of
the date hereof, either party may at its option terminate
the Agreement at any time in order for you to enter into
a Dealer Agreement ; provided, that any such termination
shall only be effective upon execution and delivery of a
Dealer Agreement which shall be, unless the parties
thereto otherwise agree, in substantially the form
presented to the Board of the Investment Company and
attached hereto as Exhibit B with such additional changes
as may be appropriate to reflect changes in applicable
laws, regulations or industry practice.
3. 	Dealer and Other Agreements
You may not enter into dealer or similar agreements with unaffiliated brokers, dealers, banks or other similar firms or recordkeeping, shareholder servicing and sub-accounting services with unaffiliated intermediaries without the written consent of the Investment Company or its
authorized designee.  No such unaffiliated intermediary
is authorized to act as agent for the Fund in connection
with the offering or sale of Shares of the Fund to the
public or otherwise, except for the limited purpose of determining the time as of which transactions in Shares are deemed to have been received.
4.	Compliance Matters
		(a)	You shall act as a distributor
and principal underwriter of Shares in compliance in
all material respects with all applicable laws, rules
and regulations, including, without limitation, all rules
and regulations made or adopted pursuant to (i) the
1940 Act, (ii) the Securities Exchange Act of 1934 (1934
Act), (iii) any securities association registered under
the 1934 Act, including without limitation the NASD
Conduct Rules or rules of any other applicable
self-regulatory organization.  You shall offer the Shares,
and accept purchases, redemptions and exchanges for Shares,
in compliance with the Fund's registration statement
(including its prospectus and statement of additional information), as it may be amended or supplemented from time to time ("Registration Statement").  You will
comply with and abide by the terms of a Fund's Plan,
as it may be amended from time to time.
		(b)	You agree to submit sales
literature and marketing materials (including memorandums, bulletins, and/or information or related materials)
prepared by you intended for public distribution
(PFSI Marketing Materials) to the co-principal underwriter
of the Investment Company which is an affiliate of Legg
Mason prior to distribution or publication for written
approval.  Such PFSI Marketing Materials shall be for
review in accordance with procedures to be agreed upon
by the parties.  You shall be responsible for reviewing
and making such filings with the NASD, as required,
of PFSI Marketing Materials relating to each Fund.
	(c)	You shall adopt and follow procedures
for the confirmation of sales to investors and qualified securities dealers, banks and other intermediaries
(collectively Intermediaries)  timeliness of orders,
the collection of amounts payable by investors and Intermediaries on such sales, the correction of errors related to distribution of Shares, the cancellation of
unsettled transactions, and assisting with the solicitation
of proxies, and any other matters governed by Rule 38a-1
under the 1940 Act (as may apply to a distributor or
principal underwriter for a registered investment
company), each as may be necessary to comply with the requirements of the NASD, any other self-regulatory organization, and the federal securities laws.
You shall provide reports or other information
to the Investment Company at the Investment
Company's reasonable request, including, without
limitation, reports related to the operation and
implementation of the Investment Company's policies
related to customer privacy, safeguarding of customer information, anti-money-laundering, sales and marketing practices, the operation of your code of ethics or other policies and procedures of the Investment Company.
	(d)	You represent, warrant and agree that
you have adopted and implemented: (i) an
anti-money-laundering program in compliance with the
USA Patriot Act of 2001, the regulations thereunder
and NASD Conduct Rules, including, without limitation,
customer identification program procedures, monitoring
for suspicious activity, and (ii) procedures to comply
with applicable law and regulation related to cash
transaction reporting requirements, as well as monitoring
and reporting under FinCEN, OFAC and other government
watch lists.
	(e)	The Investment Company agrees that the
information exchanged under the Agreement and
information about the respective customers and potential customers of each is confidential and as such shall not be disclosed by the Fund, sold or used by the Fund in
any way except to carry out the terms of this Agreement. Notwithstanding the foregoing, such customer information may be disclosed by the Investment Company on a
need to know basis as set forth in applicable privacy
rules and regulations. The obligations regarding confidentiality hereunder shall not apply to any information which is (i) otherwise publicly available,
(ii) already possessed by the entity to whom the
information was disclosed prior to disclosure hereunder,
(iii) independently developed by the entity,
or (iv) disclosed pursuant to law, rule, regulation
or court or administrative order.  The Investment
Company shall have the right to use any list of
shareholders of the Fund or any other list of investors
which it obtains in connection with its provision of
services under this Agreement, provided that such use
is consistent with applicable law and your privacy
policies and those of the Fund, including the provision
of information to the Fund's transfer agent or to agents
used for the solicitation of proxies.  You agree that
you will comply with all of the foregoing obligations
of this paragraph to the extent that information is
treated as customer information of the Fund under
applicable law or regulation, including without
limitation Regulation S-P.   Each party further
agrees to take commercially reasonable steps, in
accordance with applicable law, to safeguard customer information. The provisions of this paragraph will survive termination of the Agreement.
	(f)	From time to time, each Fund may implement
policies, procedures or charges in an effort to avoid the potential adverse effects on the Fund of short-term trading by market timers. You agree to provide other assistance reasonably designed to achieve compliance with these policies.  You will maintain and enforce policies with
respect to frequent trading and share redemption as are reasonable and customary in the industry. To the extent that accounts are held in street name, you agree to
cooperate with the Investment Company and the Investment Company's Chief Compliance Officer (including, to the extent practicable, providing account level sales and redemption information) to assist in compliance with the frequent trading and redemption fee provisions as set forth in the
Fund's prospectus and other policies set forth in the Fund's Registration Statement.
	(g)	Purchases, exchanges and redemptions of
Shares through you will be at the public offering price
of such Shares (the net asset value of the Shares, with appropriate adjustments for any applicable sales charge), as determined in accordance with the then effective
Registration Statement used in connection with the offer
and sale of the Shares.  The public offering price will
reflect scheduled variations in or the elimination of
sales charges on sales of Shares either generally to
the public or in connection with special purchase plans,
as described in the Registration Statement.  You agree
to apply any scheduled variation in or waivers of sales
charges uniformly to all customers meeting the
qualifications therefor as specified in the
Registration Statement.  With respect to Funds sold
with an initial sales charge, your customers will be
entitled to reduced sales charges on purchases made
under any letter of intent or right of accumulation
as described in the Registration Statement.  In
such case, the concession from the public offering
price retained by you will be based upon such reduced
sales charge.  When placing wire trades, your agree to
advise the Funds of any letter of intent executed by
its customer or any available right of accumulation.
The minimum initial purchase and the minimum
subsequent purchase of any Shares shall be as set
forth in the applicable Registration Statement.
All orders are subject to acceptance or rejection
by the applicable Fund in its sole discretion
for any reason.
	(h)	The handling and settlement of purchase,
exchange and redemption orders will be subject to the
provisions of the Registration Statement and such further procedures as the Investment Company and you may determine to be appropriate from time-to-time, consistent with
this Amendment.  Citigroup Global Markets' internal systems
are suitably designed to handle such orders.  Each Fund
shall notify you of the states or jurisdictions in which
its Shares are currently available for sale to the public.
The Investment Company shall have no obligation to register
or make available Fund shares in any state or jurisdiction.
You will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders accepted by you.
		(i)	PFSI may print current Fund
prospectuses and statements of additional information for PFSI's use, which may not vary in any material respect from the relevant Fund's then-current prospectus and statement of additional information. PFSI's printing will comply in all material respects with all applicable legal and regulatory standards. The Board of the Investment Company may terminate these printing services at any time upon written notice to PFSI.

		(j)	The Investment Company acknowledges
that the co-principal underwriter which is affiliated with Legg Mason shall be responsible for reviewing the Registration Statement of each Fund, as applicable, for the accuracy and completeness of all disclosure concerning the distribution of Shares and that you shall not have such responsibility, except, in each case, to the extent the disclosure information is provided by you or pertains to information concerning your operations. Notwithstanding the foregoing, nothing in this paragraph shall alter your responsibilities for complying with the terms of the Registration Statement in your offering of Shares.

5.	Records. Upon the Investment Company's reasonable
request, you will provide access to or make copies of any
such records the Investment Company does not possess in
order to: (a) comply with a request from a government body
or self-regulatory organization; (b) verify compliance by
the other party of the terms of this Agreement; or (c) make required regulatory reports.
6.	Section 9 of the 1940 Act.   You agree to promptly
notify the Investment Company should you cease to be such
a member of the NASD through expulsion or otherwise or if
its membership is suspended or should you be subject to any limitations on your conduct under Section 9 of the 1940 Act.
7.	Indemnification
You agree to indemnify, defend and hold the Investment
Company, its several officers and Board members, and any person who controls the Investment Company within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment Company, its officers or Board members, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of (i) any act of yours or any of your employees constituting willful misfeasance, bad faith, or gross negligence in the performance of your duties, (ii) by reason of your reckless disregard of your obligations and duties under the Agreement or this Amendment; or (iii) any act of yours or any of your employees constituting negligence with respect to any services performed related to printing prospectuses or statements of additional information for a Fund, as described in Paragraph 4(i) of this Amendment.
The foregoing indemnification provisions supplement the indemnification provisions of the Agreement. The indemnifications provisions of this Amendment and the Agreement shall survive the termination of the Agreement and/or this Amendment.




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If the foregoing is in accordance with your
understanding, kindly indicate your acceptance of this Amendment by signing and returning to us the enclosed copy, whereupon this Amendment will become binding on you.

Very truly yours,
Smith Barney Investment Series
By: _________________________
Name: R. Jay Gerken
Title: Chief Executive Officer



Agreed to as of the date first above written:

PFS Distributors, Inc.

By: _____________________________
	Name: William A. Kelly
	Title: Chief Executive Officer


PFS Investments Inc.

By: _____________________________
	Name: William A. Kelly
	Title: Chief Executive Officer

Fund	Date Added:
Smith Barney Investment Series
SB Growth & Income Fund
Smith Barney International Fund
Smith Barney Dividend Strategy Fund
December 1, 2005